CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

BK VENTURES, INC.
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of BK Ventures, Inc. on May 13, 1986 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST so that, as amended said Article shall be and read as follows:

"FIRST -- The name of the corporation (hereinafter referred to as "corporation") shall be Heavenly Hot Dogs, Inc.
"

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Joseph Lee Lanktree, its President, and Mario E. Agius, its Secretary, this 2nd day of June, 19 8a.

FILED
JUN 6 19
[signature]
Secretary of State

BY: [signature]
President

ATTEST: Mario E. Agius
Secretary

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "HEAVENLY HOT DOGS, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF MARCH, A.D. 2000, AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

2122367 8100

001116366

AUTHENTICATION: 0301541

DATE: 03-08-00

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

Heavenly HotDogs, INC a corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is Heavenly HotDogs, INC
2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmingtown Zip Code 19801 County of New Castle the name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center 1209 Orange Street, Wilmington, Delaware, 19801
3. The date of filing of the original Certificate of Incorporation in Delaware was April 2, 1987
4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of FEBRUARY, 1991, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of MARCH A.D. 1991, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, KIP EARDLEY the last and acting authorized officer hereunto set his/her hand to this certificate this 28th day of FEBRUARY, 2000.

By: [signature]
Authorized Officer

Name: KIP EARDLEY
Print or Type

Title: PRESIDENT

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HEAVENLY HOT DOGS, INC.** did on **July 13, 2000** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **July 13, 2000.**

Dean Heller

Secretary of State

By Denise A. Bates

Certification Clerk

ARTICLES OF INCORPORATION
OF
HEAVENLY HOT DOGS, INC.

The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:

Article I
Name

The name of the corporation is Heavenly Hot Dogs, Inc.

Article II
Duration

The duration of the corporation is perpetual.

Article III
Purposes

The purposes for which this corporation is organized are:

Section 1. To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.

Section 2. To purchase or otherwise acquire, own, mortgage, sell, manufacture, assign and transfer or otherwise dispose of, invest, trade, deal in and with real and personal property, of every kind, class and description.

Section 3. To issue promissory notes, bonds, debentures and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

Section 4. To enter into or exercise contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.

Section 5. To acquire and develop any interest in patents, trademarks and copyrights connected with the business of the corporation.

Section 6. To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

Section 7. To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; pay for the same in cash, property or the corporation's own securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations and to conduct the whole or any part of any business thus acquired.

Section 8. To purchase, receive, take, acquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporation's capital, except to the extent permitted by law.

Section 9. To reorganize, as an incorporator, or cause to be organized under the laws of any state of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conductive to or expedient for the protection or benefit of the corporation.

Article IV
Capitalization

Section 1. The authorized capital of this corporation shall consist of the following stock: Seven hundred fifty million common shares, par value $.001 per share. Each common share shall have equal rights as to voting and in the event of dissolution and liquidation. There shall be no comulative voting by shareholders.

Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

Section 3. The common and preferred stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Article V
Principal Office

The address of the registered office and registered agent of the corporation is Gateway Enterprises, 3230 E. Flamingo Road, Suite 156, Las Vegas, Nevada, zip code 89121, Clark county. The corporation may maintain such other office, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.

Article VI
Directors

The corporation shall be governed by a Board of Directors. There shall be one (1) or more directors as to serve, from time to time, as elected by the Shareholders, or by the Board of Directors in the case of a vacancy. The original Board of Directors shall be comprised of one (1) person and the name and address of the person who is to serve as director until the first annual meeting of shareholders and until successors are elected is:

Elwood Shepherd
4685 South Highland Dr., Suite 202
Salt Lake City, UT 84117

Article VII
Indemnification

As the Board of Directors may from time to time provide in the By-laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.

Article VIII
Incorporator

The name and address of the incorporator is:

Elwood Shepherd
4685 South Highland Dr., Suite 202
Salt Lake City, UT 84117

Article IX
Controlling Interest

The provisions of NRS 78.378 to 78.3793 inclusive shall not be applied to any acquisition of a controlling interest in the corporation.

Dated this 30th day of June, 2000.

Elwood Shepherd

FILED # C18969-00

JUL 1 3 2000

IN THE OFFICE OF
[signature]
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

In the matter of *Heavenly Hot Dogs, Inc.*, Gateway Enterprises, with the address at 3230 E. Flamingo Road, Suite 156, Las Vegas, Nevada 89121, Clark county, hereby accepts the appointment as Resident Agent of the above entitled corporation in accordance with NRS 78.090.

FURTHERMORE, the mailing address for the above registered office is the same as the above address.

In witness whereof, the duly authorized officer has hereunto set his hand this 30h day of June, 2000.

Gateway Enterprises
Resident Agent

BY [signature]

NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in the state. Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a post office box, which may be different from the street address. The address of the resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. This certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

ARTICLES OF MERGER
OF
HEAVENLY HOT DOGS, INC.
(A Delaware Corporation)

INTO

HEAVENLY HOT DOGS, INC.
(A Nevada Corporation)

The Undersigned, being all of the Directors of Heavenly Hot Dogs, Inc., a Delaware Corporation, and all of the officers and directors of Heavenly Hot Dogs, Inc., a Nevada Corporation, hereby certify as follows:

1. A merger for the purpose of changing domicile has been approved by the Board of Directors of Heavenly Hot Dogs, Inc., a Delaware corporation, and Heavenly Hot Dogs, Inc., a Nevada corporation.

2. Shareholders owning 393,410,000 of the shares of common stock of Heavenly Hot Dogs, Inc., a Delaware corporation, voted in favor of such merger on June 30, 2000, which number of shares is a majority of the 749,334,405 shares outstanding and are sufficient in number for approval. The sole shareholder of Heavenly Hot Dogs, Inc., a Nevada corporation, voted for such a plan of merger on June 30, 2000.

3. A Notice, including a summary of the merger, was mailed to all shareholders of the Delaware corporation on or about June 19, 2000.

4. Heavenly Hot Dogs, Inc., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Heavenly Hot Dogs, Inc., a Delaware corporation, the amount, if any, to which they shall be entitled under the provisions of the Delaware Corporation Statutes with respect to the rights of dissenting shareholders.

Effective the 30th day of June, 2000.

HEAVENLY HOT DOGS, INC.
A Delaware Corporation

By: *Elwood Shepherd*
Elwood Shepherd, President/Secretary

HEAVENLY HOT DOGS, INC.
A Nevada Corporation

By: *Elwood Shepherd*
Elwood Shepherd, President/Secretary

Plan of Merger
of
Heavenly Hot Dogs, Inc.
(A Delaware Corporation)
and
Heavenly Hot Dogs, Inc.
(A Nevada Corporation)

THIS PLAN OF MERGER (the "Plan") dated as of June 30, 2000 is entered into by and between Heavenly Hot Dogs, Inc., a Delaware corporation ("HDDE"), and Heavenly Hot Dogs, Inc., a Nevada corporation ("HDNV"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

Premises

WHEREAS, HDNV is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of 750,000,000 shares of common stock, par value $0.001 per share (the "Common Stock of HDNV"), of which 1000 shares are issued and outstanding as of the date hereof;

WHEREAS, HDDE is a corporation duly organized and existing under the laws of the state of Delaware, having an authorized capital of 750,000,000 shares of common stock, par value $0.001 per share (the "Common Stock of HDDE"), of which 749,334,405 shares are issued and outstanding as of the date hereof; and

WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Plan providing for the merger of HDDE with and into HDNV with HDNV as the surviving corporation as authorized by the statutes of the states of Delaware and Nevada.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of HDDE to be converted into shares of stock of HDNV and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

Article I
Merger and Name of Surviving Corporation

On the effective date of the merger, HDDE and HDNV shall cease to exist separately and HDDE shall be merged with and into HDNV, which is hereby designated as the "Surviving

Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "Heavenly Hot Dogs, Inc." or such other name as may be available and to which the parties may agree.

Article II
Terms and Conditions of Merger

The terms and conditions of the merger (in addition to those set forth elsewhere in this Plan) are as follows:

(a) On the Effective Date of the merger:

(1) HDDE shall be merged into HDNV to form a single corporation, and HDNV shall be designated herein as the Surviving Corporation.

(2) The separate existence of HDDE shall cease.

(3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada.

(4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

(b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of HDNV immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

(c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of HDNV immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors

shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

Article III
Manner and Basis of Converting Shares

The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows.

(a) Each share of Common Stock of HDDE outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of HDNV which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of HDDE shall be entitled, on surrender thereof along with the payment of $15 to HDDE's transfer agent Atlas Stock Transfer, 5899 S. State, Salt Lake City, UT 84107, to receive in exchange therefore a certificate or certificates representing the number of whole shares of Common Stock of HDNV, which such shares shall have converted into. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of HDDE) shall for all purposes evidence the ownership of the shares of HDNV into which such shares shall have been converted.

(b) All shares of the Common Stock of HDNV into which shares of the Common Stock of HDDE shall have been converted pursuant to Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of HDDE, as applicable.

(c) If any certificate for shares of HDNV is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to HDNV or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of HDNV in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of HDNV or any agent designated by it that such tax has been paid or is not payable.

Article IV
Certificate of Incorporation and Bylaws

The articles of incorporation of HDNV shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner

provided by law. The bylaws of HDNV shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

Article V
Shareholder Approval

This Plan shall be submitted to the stockholders of each of the Constituent Corporations as provided by the laws of the States of Delaware and Nevada. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the states of Delaware and Nevada.

Article VI
Officers and Directors

The officers and directors of HDNV shall remain the officers and directors of HDNV, after the Merger, and such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

Article VII
Approval and Effective Date of the Merger; Miscellaneous Matters

1. The merger shall become effective when all the following actions shall have been taken:

(a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the states of Delaware and Nevada;

(b)This Plan, or certificate of merger in the form required, executed and verified in accordance with the laws of the states of Delaware and Nevada, shall be filed in the Offices of the Secretary of State of Delaware and Nevada; and

(c) The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date."

2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of HDDE acquired or to be acquired by, or as a result of, the merger, the officers and directors of HDDE or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

3. The Surviving Corporation may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of HDDE as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of HDDE against the Surviving Corporation.

4. Such Surviving Corporation will promptly pay to the dissenting shareholders of HDDE the amount, if any, to which they shall be entitled under the provisions of the Delaware Revised Business Corporation Act with respect to the rights of dissenting shareholders

5. The Secretary of State of the State of Delaware shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

6. The Surviving Corporation's address for any service of process received by the Secretary of State is Gateway Enterprises, 3230 E. Flamingo Road, Suite 156, Las Vegas, NV 89121.

7. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

8. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

9. This Plan shall be governed by and construed in accordance with the laws of the state of Nevada.

The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, the president and secretary of HDDE, and the president and secretary of HDNV, do hereby execute this Plan of Merger this 30th day of June, 2000, declaring and certifying that this is our act and deed and the facts herein stated are true.

Heavenly Hot Dogs, Inc.
a Delaware corporation

By: Elwood Shepherd, President/Secretary

Heavenly Hot Dogs, Inc.
a Nevada corporation

By: Elwood Shepherd, President/Secretary

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"HEAVENLY HOT DOGS, INC.", A DELAWARE CORPORATION,

WITH AND INTO "HEAVENLY HOT DOGS, INC." UNDER THE NAME OF "HEAVENLY HOT DOGS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SIXTH DAY OF JULY, A.D. 2000, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

3265672 8100M

001377737

AUTHENTICATION: 0584396

DATE: 07-27-00

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/26/2000
001377737 – 2122367

STATE OF DELAWARE
CERTIFICATE OF MERGER OF DOMESTIC CORPORATION AND FOREIGN CORPORATION

Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Heavenly Hot Dogs, Inc., a Nevada corporation, and the name of the corporation being merged into this surviving corporation is Heavenly Hot Dogs, Inc., a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Heavenly Hot Dogs, Inc., a Nevada corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on June 30, 2000.

SIXTH: The Agreement of Merger is on file at 4685 S. Highland Dr., Suite 202, Salt Lake City, UT 84117, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at 4685 S Highland Dr., Suite 202, Salt Lake City, UT 84117.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of June, A.D., 2000.

By: *[signature]*
Elwood Shepherd, President/Secretary

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

B4MC GOLD MINES, INC.

NV

Job:C20150715-1089
July 15, 2015

Special Handling Instructions:
24 HOUR - AMENDMENT TTB EMAIL 7/15/15

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20150323090-55	7/15/2015 12:00:14 PM	1	$175.00	$175.00
24 Hour Expedite	20150323090-55	7/15/2015 12:00:14 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	042203|15071582440184	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

B4MC GOLD MINES, INC.

NV

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske	**20150323090-55**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **07/15/2015 12:00 PM**
	Entity Number **C18969-2000**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

B4MC Gold Mines, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

A new Section 5 is hereby added to Article IV of the Articles of Incorporation, to read as set forth in the attachment to this Certificate of Amendment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 173,750,000 (59.6%)

4. Effective date and time of filing: (optional) Date: August 21, 2015 Time: 9:00 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Name of Corporation: B4MC Gold Mines, Inc.

ATTACHMENT TO CERTIFICATE OF AMENDMENT

A new Section 5 is hereby added to Article IV of the Articles of Incorporation, to read as set forth below:

Section 5. Reverse Split. Immediately upon the filing of this Certificate of Amendment to the Articles of Incorporation, each outstanding share of Common Stock of the Corporation shall be automatically exchanged, without further action, for 0.02 shares of Common Stock (the "Reverse Split"). All share and per-share amounts set forth in this Certificate of Amendment to the Articles of Incorporation shall continue to be effective after giving effect to the Reverse Split, and, accordingly, no further adjustment in accordance with the terms of this Certificate of Amendment to the Articles of Incorporation shall be necessary. The Reverse Split shall occur automatically without any further action by the holders of the shares of Common Stock and whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The Reverse Split Will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded up to the nearest whole share on a certificate-by-certificate basis. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock resulting from the Reverse Split unless the certificates evidencing such shares of Common Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred in connection with such certificates. The Corporation shall as soon as practicable after such delivery (or such agreement and indemnification in the case of a lost, stolen or destroyed certificate) issue and deliver at such office to such holder of Common Stock a certificate or certificates for the number of shares of Common Stock, as the case may be, to which he or she shall be entitled as aforesaid.